UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

Global Biotech Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

98-0229951
(Commission file no.)	(IRS Employer Identification No.)

2515 Guenette

Ville St-Laurent, Quebec

H4R 2K9

(Address of principal executive offices and zip code)

Company’s telephone number, including area code: (514) 333-1111

Sword Comp-Soft Corp

4055 St.Catherine St West, Suite 151

Montreal, Quebec H3Z 3J8

(514) 935-8589

(Former name, address and telephone number)

Item 5.02 Departure of Directors or Principal Officers; Appointment of Directors;

Appointment of Principal Officers

A May 15, 2006 meeting of the Board of Directors of Global Biotech Corp. appointed Perry Choiniere as a Director and the new Chief Operating Officer, Jean Pierre Robichaud as a Director and the new V.P. of Sales and Marketing, Dr. Pierre Marois as Chief Science Officer and a Director and Eric Sonigo as the new V.P. of Production.

At the same Board of Directors meeting the following listed individual resigned their positions.

Mario Dumais	– V.P. – Investor Relations and as Director
Richard Cahill	– V.P. – Operations and as Director
France Gauthier	– V.P. – Sales, Entertainment and Restaurant Division
Leonard Stella	– as a Director

Perry Choiniere has been involved in a number of consumer oriented ventures for more than 20 years. He started his career in the customer service field for a large provider of heating oil to residential and commercial users. For most of the next 2 decades he either managed or ran several businesses involved in the maintenance and construction sectors, dealing directly with the public but also being responsible for the day to day administration of the aforesaid businesses. For the last 4 years to date, he has been involved with the negotiations and sales of products, both domesticly and internationally, in the pharmaceutical and nutritional industries. To Global he brings a broad knowledge of running a business and an expertise in dealing with the consumer.

No arrangement or understanding exists between Mr. Choiniere and any other person pursuant to which Mr. Choiniere was selected as an officer and a director of the Company. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Choiniere. Mr. Choiniere is not a director in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $25,000 and in which Mr. Choiniere or any member of his immediate family had or will have a direct or indirect material interest.

Jean Pierre Robichaud has been involved in sales since 1979, reaching the level of corporate Vice-President since 1995. He has extensive experience in sales in the food industry, dealing with retail pharmacy outlets and, for the last 11 years, the water industry. Which ever company or industry he was involved with thrived. Mr. Robichaud has dealt with major consumer companies, Canadian Tire, Walmart, etc., and greatly increased product sales volume and the retail shelf space allocated to it. Global should prove to be another one of his great successes.

No arrangement or understanding exists between Mr. Robichaud and any other person pursuant to which Mr. Robichaud was selected as an officer and a director of the Company. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Robichaud. Mr. Robichaud is not a director in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $25,000 and in which Mr. Robichaud or any member of his immediate family had or will have a direct or indirect material interest.

Dr. Pierre Marois, already the Director of Special Projects at Global has been elevated to its Chief Science Officer and a Director. Dr. Marois received his medical degree from the University de Montreal in 1978 and his specialization certificate, from the College of Doctors and Surgeons of Canada, in 1979. He is a well respected physician at St. Justine’s Hospital in Montreal, Canada, and several other pediatric hospitals specializing in rehabilitative and epidermal medicine, for the past 25 years. Dr. Marois has initiated countless research projects into neuromuscular sicknesses and cerebral paralysis. Dr. Marois has specific expertise in the oxygenation process, having been one of the leaders of a research team involved in oxygenation projects from 1998-2001 for which he received the inaugural Richard A. Neubauer award. He has participated in symposiums, lectures and written numerous articles on the subject, for the past decade.

No arrangement or understanding exists between Dr. Marois and any other person pursuant to which Dr. Marois was selected as an officer and a director of the Company. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Dr. Marois. Dr. Marois is not a director in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $25,000 and in which Dr. Marois or any member of his immediate family had or will have a direct or indirect material interest.

Eric Sonigo has dealt with sales and scheduling during his entire career, meeting with individual and coordinating their various needs and corporate priorities. He has extensive knowledge of the maintenance and running of the primary oxygenation machinery, having been involved with the original owners of said oxygenation unit. Though not an engineer by training, the practical knowledge garnered by Mr. Sonigo and specific expertise gleaned from some of the engineers involved in the initial oxygenation product have given Eric a unique ability to monitor and maintain the production equipment and schedule and run the production side of Global.

No arrangement or understanding exists between Mr. Sonigo and any other person pursuant to which Mr. Sonigo was selected as an officer and a director of the Company. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Sonigo. Mr. Sonigo is not a director in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $25,000 and in which Mr. Sonigo or any member of his immediate family had or will have a direct or indirect material interest.

Item 5.03 Amendment to Articles of Incorporation

At a meeting of the Board of Directors held on April 3, 2006 and ratified by a Special Shareholders meeting attended by a majority of the votes on April 3, 2006, the name of the Corporation was amended and changed to Global Biotech Corp. from Sword Comp-Soft Corp.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date May 17, 2006

Global Biotech Corp

By: /s/ Louis Greco

Name: Louis Greco

Its: President & Acting Principal Financial Officer